EXHIBIT 23.4

                  February 9, 2000


Board of Directors
FNB Corp.
101 Sunset Avenue
Asheboro, NC 27203


Members of the Board:


     We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Carolina Fincorp, Inc., to be signed and dated the date of the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, under the caption "Opinion of Carolina Fincorp's Financial Advisor", and to the inclusion of such opinion letter as Appendix D to the Joint Proxy Statement/Prospectus that is a part of this Registration Statement.



                                        TRIDENT SECURITIES
                                        A Division of McDonald Investments, Inc.

                                        By /s/ John F. Schramm
                                           --------------------------------
                                                    John F. Schramm
                                                 Senior Vice President